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                                STOCKTON SAVINGS BANK


                             EXECUTIVE COMPENSATION PLAN
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                                STOCKTON SAVINGS BANK

                             EXECUTIVE COMPENSATION PLAN


                                      ARTICLE I


                                       PURPOSE
                                       -------

     The purpose of this Executive Compensation Plan (the "Plan") is to provide supplemental funds for retirement or death for an individual who is an executive of Stockton Savings Bank (the "Company"). It is intended this plan will restore most of the retirement benefits of selected executives that were limited due to the Stockton Savings Bank Pension Plan freezing benefit accruals as of June 30, 1995. This Plan will be effective as of July 1, 1995 (the "Effective Date").
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                                     ARTICLE II


                                     DEFINITIONS
                                     -----------

              For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

              2.1     Accounts.  "Accounts" shall mean the Benefit Restoration
                      Account.

              2.2 Beneficiary. "Beneficiary" shall mean the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

              2.3 Board. "Board" shall mean the Board of Directors of the Company.

              2.4 Committee. "Committee" shall mean the committee of the Board designated to administer this Plan.

              2.5 Company. "Company" shall mean Stockton Savings Bank or any successor corporation resulting from a merger, consolidation or transfer of assets, substantially as a whole, that shall assume its obligations in writing under this Plan.

              2.6 Employer. "Employer" shall mean, with respect to any Participant, the entity, whether the Company or a subsidiary of the Company, that directly employs such Participant.

              2.7 Participant. "Participant" shall mean any individual who is participating or has participated in this Plan as provided in Article III.

              2.8 Plan Benefit. "Plan Benefit" shall mean the benefit payable to a Participant as calculated in Article V.

              2.9 Plan Year. "Plan Year" shall mean the year beginning July 1 and ending on June 30.

              2.10 Retirement. "Retirement" shall mean the first day of the calendar month coincident with or next following the date on which the Participant attains age sixty-five (65), or such earlier date as is determined by the Committee and is otherwise consistent with the Company's retirement policy.


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                                     ARTICLE III


                                    PARTICIPATION
                                    -------------

              3.1     Participation.  Participation shall be limited to the
                               executives listed below:

                                  Robert Kavanaugh










































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                                     ARTICLE IV


                             BENEFIT RESTORATION ACCOUNT
                             ---------------------------

              4.1 Accounts. For record keeping purposes only, Accounts shall be maintained for each Participant.

              4.2 Benefit Restoration Account. The Committee shall establish and maintain a Benefit Restoration Account for each Participant under the Plan. As of the last day of each month, the Committee shall credit the Participant's Benefit Restoration Account with an amount provided for in Section 4.3.

              4.3 Monthly Accrual. Each Account shall be credited on the last day of each month with the amount specified below. However, in no event will the Restoration Account Balance be allowed to exceed the Maximum Account also listed below.

                      Participant's Name        Monthly Accrual  Maximum Account
                      ------------------        ---------------  ---------------
                      Robert Kavanaugh          $3,750           $263,789

              4.4 Vesting of Accounts. The interest of the Participant in his or her Benefit Adjustment Account shall be vested to the same extent as the Participant's interest in the Stockton Savings Bank Pension Plan is vested.






















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                                      ARTICLE V


                                    PLAN BENEFITS
                                    -------------

     5.1 Timing and Form of Benefits. Except as described in 5.2, plan benefits are payable in accordance with the selection made by the Participant in the Participation Election filed 60 days prior to retirement. A Participant may elect to receive payments as follows:

              (a) Lump Sum at Retirement. A lump sum payment made on the first day of the second month following the month in which Retirement.

              (b) Lump Sum at Termination. A lump sum payment made on the first day of the second month following the month in which the Participant's employment terminates.

              (c) Installment Payment at Retirement. Monthly installment payments made, in substantially equal payments of principal and interest over a payment period of 12 to 36 months, as selected by the Participant. Payments shall begin on the first day of the second month following the month in which Retirement occurs.

              (d) Installment Payment at Termination. Monthly installment payments made, in substantially equal payments of principal and interest over a payment period of 12 to 36 months, as selected by the Participant.


              In the absence of an election, Plan benefits are payable in substantially equal payments of principal and interest over a period of 36 months following Retirement. Payments shall begin on the first day of the second month following the month of Retirement.

              5.2 Form of Benefit Payment Upon Termination. Notwithstanding anything contained herein to the contrary, Plan Benefits payable upon a Participant's termination of employment with Employer for any reason other than death or Retirement may, in the sole discretion of Employer, be paid in a lump sum within one month of termination, regardless of the Participant's election. Furthermore, the Employer reserves the right to pay the benefit in monthly installments over a period of up to 36 months.



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              5.3     Survivor Benefits.  Upon the death of the Participant
                      prior to the completion of benefit payments, the amount payable shall be the Benefit Restoration Account Balance at the end of the month in which death occurs. The form of the payment shall be a lump sum, payable on the first day of the second month following that in which death occurs, or otherwise as determined by the Committee.

              5.4 Withholding; Payroll Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

              5.5 Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Company, Employer and Committee from all liability with respect to such benefit.



























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                                     ARTICLE VI


                               BENEFICIARY DESIGNATION
                               -----------------------

              6.1 Beneficiary Designation. "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian,
                      (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.


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              6.2     Amendments.  Any Beneficiary designation may be changed
                      by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

              6.3 Effect of Payment. The payment to the Beneficiary or deemed Beneficiary, in accordance with the provisions of this Plan, shall completely discharge all obligations under this Plan of the Employer, the Committee and the Company.








































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                                     ARTICLE VII


                                    ADMINISTRATION
                                    --------------

              7.1 Committee; Duties. This Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Committee members may be Participants under this Plan.

              7.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

              7.3 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

              7.4 Indemnity of Committee. To the extent permitted under applicable state law, the Company shall indemnify and hold harmless the members of the Committee and any delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


















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                                     ARTICLE VIII


                        AMENDMENT AND TERMINATION OF THE PLAN
                        -------------------------------------

              8.1 Amendment. The Board may at any time amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount accrued to the date of such amendment in any Account.

              8.2 Company's Right to Terminate. The Board may at any time partially or completely terminate the Plan if, in its judgment, the accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company or any Employer.

              (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to credit any additional Benefit Restoration amounts. In the event of such a partial termination, the Plan shall continue to operate on the same terms and conditions and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

              (b) Complete Termination. The Board may completely terminate the Plan. In the event of complete termination, the Plan shall cease to operate and the Employer shall pay out to each Participant their Accounts as if that Participant had terminated service as of the effective date of the complete termination. Payments shall be made in equal annual installments over the period listed below, based on the sum of the Account balances:

                      Sum of Account Balances   Payout Form
                      -----------------------   -----------

                      Less than $100,000        Lump sum
                      $100,000                  Three equal annual installments












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                                     ARTICLE IX


                                    MISCELLANEOUS
                                    -------------

              9.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I or ERISA. Accordingly, the Plan shall terminate in whole or part and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan or any portion thereof constitutes an employee pension benefit plan within the meaning of
                      Section 3(2) of ERISA (as now in effect or hereafter amended) which is not so exempt. In the event of a termination under this Section 9.1, no additional Benefit Restoration amounts will accrue, and the amount of such Participant's Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

              9.2 Unsecured General Creditor. Nothing contained herein shall be deemed or construed in any manner whatsoever (a) as creating any trust or fiduciary relationship between the Employee and the Company, (b) as granting to the Employee any right or interest of any kind or nature in any of the funds, assets or properties of the Company to secure payment of all or any portion of the Account payable to the Employee hereunder except the right as an unsecured creditor with respect thereto, or (c) as requiring or obligating the Company to set aside or otherwise establish a fund for the payment of all or any portion of the outstanding credit balance in the Account payable to the Employee hereunder, it being expressly recognized, acknowledged and agreed by the parties hereto that the obligation of the Company to make any payment to the Employee on account of all or any portion of the Deferred Compensation hereunder shall be, and shall be deemed to be, solely an unsecured contractual obligation of the Company. In the event of Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies,

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                      annuity contracts or the proceeds therefrom owned or
                      which may be acquired by Employer. In that event, any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer.

              9.3 Nonassignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

              9.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. The Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time. The obligation of payment under this Plan shall be the obligation of the Employer with respect to its employees.

              9.5 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the employer may deem necessary and taking such other actions as may be requested by the Employer.

              9.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.



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              9.7     Captions.  The captions of the articles, sections and
                      paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

              9.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

              9.9 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but his Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

              9.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

              9.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.



















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     STOCKTON SAVINGS BANK


     By:  /s/ David K. Rea

     By:  /s/ Mark Barawed


     Dated:  March 5, 1996











































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                                STOCKTON SAVINGS BANK
                             EXECUTIVE COMPENSATION PLAN
                                PARTICIPATION ELECTION



              I ___________________________ hereby elect my benefit payment
                            Name

     option.

              I understand that I will receive benefit payments commencing on the first day of January of the year following my Retirement or death unless I elect to receive payments as specified below:

              _______ Commencing on the first day of the second month following my Retirement.

              _______ Commencing on the first day of the second month following my termination of employment.

              _______ Commencing ______________ (date).

              I understand that I will receive benefit payments in 36 monthly payments unless I elect to receive payments as specified below:

              _______ Lump Sum

              _______ A total of ____________  monthly payments.
                                  (12 to 36)

              Notwithstanding this Participation Election, upon termination from service prior to retirement for any reason other than death, benefits may be paid in a lump sum or over a 36 month period at the sole discretion of the employer.

              I hereby designate as my Beneficiary

              Name: _______________________________

              Address: _____________________________

              Relationship: __________________________


                Date  ___________________Signed  ___________________________






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